Exhibit 5.1
525 W. Monroe Street
Chicago, IL 60661-3693
312.902.5200 tel
312.902.1061 fax
www.kattenlaw.com
December 17, 2024
Pinstripes Holdings, Inc.
1150 Willow Road
Northbrook, IL 60062

Re:	Pinstripes Holdings, Inc.
Securities Registered under Registration Statement on Form S-1
Ladies and Gentlemen:
We have acted as counsel to Pinstripes Holdings, Inc., a Delaware corporation (the “Company”), in connection with its filing with the Securities and Exchange Commission (the “Commission”) on the date hereof, of a registration statement on Form S-1 (the “Registration Statement”), including the preliminary prospectus dated December 17, 2024 contained therein (the “Prospectus”), under the Securities Act of 1933, as amended (the “Act”).
The Registration Statement and the Prospectus relate to the resale from time to time by the selling securityholders named in the Prospectus of up to an aggregate of 204,042 shares of the Company’s Class A common stock, par value $0.0001 per share (“Pinstripes Holdings Class A Common Stock”), which consist of:
(i)    up to 174,750 shares of Pinstripes Holdings Class A Common Stock (the “Oaktree Tranche 2 Warrant Shares”) issuable upon exercise, at an exercise price of $0.01 per share (subject to adjustment as provided therein), of the warrant (the “Oaktree Tranche 2 Warrant”) issued by the Company to Oaktree Capital Management, L.P. (“Oaktree”) on September 3, 2024 in connection with Oaktree’s $3.0 million loan to the Company, pursuant to the Loan Agreement, dated as of December 29, 2023, by and among Pinstripes, Inc., a Delaware corporation (“Pinstripes”), the Company, Oaktree Fund Administration, LLC, as agent, the lenders party thereto and the other guarantors party thereto, as amended by the First Amendment to the Loan Agreement, dated as of September 3, 2024 (as so amended, the “Amended Oaktree Loan Agreement”); and
(ii)    up to 29,292 shares of Pinstripes Holdings Class A Common Stock (the “Silverview Tranche 3 Warrant Shares” and, together with the Oaktree Tranche 2 Warrant Shares, the “Warrant Shares”) issuable upon exercise, at an exercise price of $0.01 per share (subject to adjustment as provided therein), of the warrants (the “Silverview Tranche 3 Warrants”) issued by the Company to affiliates of Silverview Credit Partners LP (“Silverview”) on September 3, 2024 in connection with Silverview’s $2.0 million loan to the Company, pursuant to the Loan Agreement, dated as of March 7, 2023, by and among Pinstripes, the Company, Silverview, as agent, the lenders party thereto and the other guarantors party thereto, as amended prior to the date hereof, including by the Sixth Amendment to the Loan Agreement, dated as of September 3, 2024 (as so amended, the “Amended Silverview Loan Agreement”).

The Silverview Tranche 3 Warrants consist of:
(a) the Silverview Tranche 3 Warrant, exercisable for up to 17,877 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants LP;
(b) the Silverview Tranche 3 Warrant, exercisable for up to 954 shares of Pinstripes Holdings Class A Common Stock, issued to Spearhead Insurance Solutions IDF, LLC - Series SCL; and
(c) the Silverview Tranche 3 Warrant, exercisable for up to 10,461 shares of Pinstripes Holdings Class A Common Stock, issued to Silverview Special Situations Lending Corporate Warrants II LP.
This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.
In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and officers of the Company. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and records as we have deemed relevant and necessary to examine for the purpose of this opinion, including:
(i)the Registration Statement, including the Prospectus, and all exhibits thereto;
(ii)the Company’s second amended and restated certificate of incorporation, as filed with the Secretary of the State of the State of Delaware on December 29, 2023, and as currently in effect, as certified by an officer of the Company on the date hereof;
(iii)the Company’s amended and restated bylaws, in the form filed as Exhibit 3.3 to a Current Report on Form 8-K filed by the Company with the Commission on January 5, 2024, as currently in effect, as certified by an officer of the Company on the date hereof;
(iv)the Oaktree Tranche 2 Warrant;
(v)the Silverview Tranche 3 Warrants;
(vi)the Amended Oaktree Loan Agreement;
(vii)the Amended Silverview Loan Agreement;
(viii)minutes and records of corporate proceedings of the Company relating to the issuance of the Oaktree Tranche 2 Warrant and the Silverview Tranche 3 Warrants and the issuance, and reservation for issuance, of the Warrant Shares issuable thereunder; and
(ix)such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.
In connection with this opinion, we have assumed at all applicable times the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. With respect to documents executed or to be executed by parties other than the Company, we have assumed that such parties had or will have the power and authority, corporate or other, to enter into and perform all obligations thereunder and have also assumed the valid existence of such parties, the due authorization by all requisite action, corporate or other of, and execution and delivery by, such parties of such documents and the validity and binding effect thereof on such parties.
Based upon and subject to the foregoing, it is our opinion that:
1.    The Oaktree Tranche 2 Warrant Shares have been duly authorized for issuance, and when issued and sold by the Company upon valid exercise of the Oaktree Tranche 2 Warrants in accordance with the terms thereof, including, without limitation, payment of the exercise price thereof as provided in the Oaktree Tranche 2 Warrants, will be validly issued, fully paid and non-assessable.
2.    The Silverview Tranche 3 Warrant Shares have been duly authorized for issuance, and when issued and sold by the Company upon valid exercise of the Silverview Tranche 3 Warrants in accordance with the terms thereof, including, without limitation, payment of the exercise price thereof as provided in the Silverview Tranche 3 Warrants, will be validly issued, fully paid and non-assessable.
Our opinions expressed above are subject to the qualification that we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Pinstripes Holdings Class A Common Stock, future issuances of securities of the Company, including the Oaktree Tranche 2 Warrant and the Silverview Tranche 3 Warrants and/or antidilution adjustments to outstanding securities of the Company, may cause the Oaktree Tranche 2 Warrant and/or the Silverview Tranche 3 Warrants to be exercisable for more shares of Pinstripes Holdings Class A Common Stock than the number that then remain authorized but unissued
Our opinion expressed above is limited to the Delaware General Corporation Law, and we do not express any opinion concerning any other laws. This opinion is given as of the date hereof, and we assume no obligation to advise you of changes that may hereafter be brought to our attention. We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance of the Warrant Shares.
This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date hereof, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the present laws of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.
We hereby consent to the reference to our firm under the caption “Validity of Securities” in the Prospectus, which forms a part of the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are experts within the meaning of Section 11 of the Act or included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP
KATTEN MUCHIN ROSENMAN LLP